Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of __________ __, 20___, is made by and between AGILYSYS, INC., a Delaware corporation (the “Corporation”) and __________________ (the “Indemnitee”).

RECITALS

A.The Corporation recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact  that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B.The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

C.The Corporation and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers;

D.The Corporation believes that it is unfair for its directors and officers to assume the risk of judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

E.The Corporation, after reasonable investigation, has determined that the liability insurance coverage presently available to the Corporation may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected.  The Corporation believes that the interests of the Corporation and its stockholders would best be served by a combination of such insurance and the indemnification by the Corporation of the directors and officers of the Corporation;

F.The Corporation’s Bylaws require the Corporation to indemnify its directors and officers under certain circumstances and expressly provide that the indemnification provisions set forth therein are not exclusive, and contemplate that contracts may be entered into between the Corporation and its directors and officers with respect to indemnification;

G.Section 145 of the Delaware General Corporation Law (“Section 145”), under which the Corporation is organized, empowers the Corporation to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Corporation, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

H.The Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Corporation and its stockholders;

I.The Corporation desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Corporation and/or one or more subsidiaries or affiliates of the Corporation free from undue concern for unwarranted claims for damages arising out of or related to such services to the Corporation and/or one or more subsidiaries or affiliates of the Corporation; and

J.Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Corporation on the condition that he is furnished the indemnity and other rights provided for herein, in addition to the protections afforded by the Corporation’s Certificate of Incorporation and By-laws, and the applicable policies of insurance maintained by the Corporation.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Indemnification Generally.

In accordance with and subject to the terms and conditions of this Agreement, to the fullest extent permitted by the laws of the State of Delaware:

(a) Proceedings Other Than Proceedings by or in the Right of the Corporation.  The Corporation shall indemnify and hold harmless Indemnitee from any and all Expenses and Liabilities incurred by Indemnitee by reason of a Proceeding (other than a Proceeding by or in the right of the Corporation, which shall be addressed by Subsection 1(b) of this Agreement) to which Indemnitee was or is a party or is threatened to be made a party by reason of the fact of Indemnitee’s Corporate Status if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, if Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Corporation.  The Corporation shall indemnify and hold harmless Indemnitee from any and all Expenses and Liabilities incurred by Indemnitee by reason of a Proceeding by or in the right of the Corporation if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, unless Indemnitee shall have been adjudged in such Proceeding to be liable to the Corporation, in which case no indemnification shall be made unless and to the extent (and only to the extent) that, the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 2. Successful Defense; Partial Indemnification.

(a) To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(b) To the extent that Indemnitee is not wholly successful in the defense of a Proceeding but is successful, on the merits or otherwise, as to one or more but less than all constituent claims, charges, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses incurred by him or on his behalf in connection with each successfully resolved constituent claim, charge, issue or matter.

(c) For purposes of  this Agreement and without limiting the foregoing, if any Proceeding (or, for purposes of Section 2(b) above, any constituent claim, charge, issue or matter with respect to such Proceeding) is disposed of in any manner (including by a dismissal without prejudice), without any of (i) the imposition of Liabilities on the Indemnitee, (ii) an adjudication that Indemnitee is liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith, (v) an adjudication that Indemnitee did not act in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or (vi) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes of Section 2 hereof to have been wholly successful with respect thereto, and shall be entitled to indemnification hereunder.

(d) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses or Liabilities incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled.

Section 3. Determination That Indemnification Is Proper; Presumptions.

(a) Any indemnification to which Indemnitee is entitled pursuant to Sections 1(a) or 1(b) of this Agreement shall (unless otherwise ordered by a court) be made by the Corporation unless a determination is made that indemnification of Indemnitee is not proper in the circumstances because Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action, suit or proceeding, Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful.  Any such determination shall be made, (i) by a majority vote of the Disinterested Directors, even if less than a quorum, (ii) by a majority vote of a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even if less than a quorum, (iii) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote on the matter, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the Proceeding in question, (iv) by Independent Legal Counsel, or (v) by a court of competent jurisdiction; provided, however, that if a Change in Control shall have occurred or indemnification is sought in connection with a Company Authorized Proceeding, an indemnification determination hereunder shall be made by Independent Legal Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee.

(b) In making any determination with respect to whether Indemnitee has acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action, suit or proceeding, Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to Indemnification under this agreement unless clear and convincing evidence to the contrary is adduced.

(c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action was taken in good faith reliance on the records or books of account of the Corporation, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation or on information or records given or reports made to the Corporation by an independent certified public accountant or by an appraiser or other expert selected by the Corporation.  The provisions of this Section 3(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have acted in good faith for purposes of any determination under this Agreement.

(e) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(f) The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Corporation or any other enterprise shall not be imputed to Indemnitee for purposes of any determination made under this Agreement.

Section 4. Advance Payment of Expenses; Notification and Defense of Claim; Witness Expenses.

(a) Expenses incurred by Indemnitee in defending a threatened or pending civil, criminal, administrative or investigative action, suit or proceeding, or in connection with an action by Indemnitee pursuant to Section 5(b), shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within thirty (30) days after receipt by the Corporation of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, and (ii) an executed undertaking by or on behalf of Indemnitee to repay such amount or amounts if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation for such Expenses.  Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances shall be unsecured and interest-free.

(b) Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim for indemnity or advancement of Expenses is to be made against the Corporation hereunder, notify the Corporation of the commencement thereof; provided, however, that any failure to promptly notify the Corporation of the commencement of the action, suit or proceeding, or Indemnitee’s request for indemnification, will not relieve the

Corporation from any liability that it may have to Indemnitee hereunder, except to the extent the Corporation is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure.

(c) In the event the Corporation shall be obligated pursuant to Section 4(a) to advance amounts of Expenses incurred by Indemnitee with respect to a Proceeding, the Corporation shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding at Indemnitee’s expense and (2) if (i) the employment of separate counsel by Indemnitee has been previously authorized in writing by the Corporation, (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, between the Corporation and Indemnitee  with respect to any significant issue in the conduct of any such defense or (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement.  The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.  The Corporation shall not settle any Proceeding (in whole or in part) as to which it has assumed the defense pursuant to this Section 4(c) in any manner which would impose any Expense, judgment, Liability or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld.

(d) Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, made a witness in or otherwise  subjected to non-party discovery or other process with respect to any action, suit, claim, counterclaim, cross claim, hearing, arbitration or other alternate dispute resolution mechanism, proceeding, or investigation (in each case, whether formal or informal, and whether civil, criminal, regulatory, administrative, arbitrative or investigatory) at a time when Indemnitee is not a party to such action, suit, claim, counterclaim, cross claim, hearing, arbitration or other alternate dispute resolution mechanism, proceeding, or investigation (in each case, whether formal or informal, and whether civil, criminal, regulatory, administrative, arbitrative or investigatory), the Corporation shall indemnify Indemnitee against all expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 5. Procedure for Indemnification

(a) To obtain indemnification hereunder, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.  Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification hereunder.  Any expenses incurred by Indemnitee in so cooperating shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification with respect to the underlying Proceeding for which indemnification is being sought) and the Corporation shall indemnify and hold Indemnitee harmless therefrom.

(b) The Corporation’s determination whether to grant Indemnitee’s indemnification request shall be made promptly, and in any event within 60 days following receipt of a request for indemnification pursuant to Section 5(a). The right to indemnification as granted by Section 1 of this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or fails to respond within such 60-day period.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 4 hereof where the required undertaking, if any, has been received by the Corporation) that Indemnitee has failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action, suit or proceeding, Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, but the burden of proving such defense, by clear and convincing evidence, shall be on the Corporation. Neither (i) the failure of the Corporation (or its Board of Directors, one of its committees, its Independent Legal Counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action, suit or proceeding, Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful, nor (ii) the fact that there has been an actual determination by the Corporation (or its Board of Directors, one of its committees, its Independent Legal Counsel, or its stockholders, as applicable) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct.  The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Corporation.

(c) The Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 5, and the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.

(d) If it is determined that Indemnitee is entitled to indemnification, payment shall be timely made after that determination.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of any Proceeding.

Section 6. Insurance; Subrogation; Other Indemnitors.

(a) The Corporation hereby covenants and agrees to use commercially reasonable efforts to purchase and maintain Directors’ and Officers’ liability insurance (“D&O Insurance”) from established and reputable carriers in reasonable amounts on behalf of Indemnitee who is or was  a director or officer of the Corporation, and may purchase and maintain insurance on behalf of Indemnitee who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. Indemnitee shall be covered by the Corporation’s D&O Insurance in accordance with its or their terms to the maximum extent of the coverage available for any similarly-situated director or officer under such policy or policies.  Upon written request by Indemnitee, the Corporation shall provide copies of all policies of D&O Insurance applicable to the Corporate Status of Indemnitee obtained and maintained in accordance with this Section 6(a).

(b) If the Corporation has such insurance in effect at the time the Corporation receives from Indemnitee any notice of the commencement of a Proceeding, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurer(s) in accordance with the procedures set forth in the applicable policy or policies of insurance.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.  The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Corporation under this Agreement.

(c) In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any other party, including, without limitation, under any applicable policy of insurance and Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(d) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent of those amounts received by or on behalf of Indemnitee from any other third party, whether pursuant to any insurance policy, contract, agreement or otherwise.

Section 7. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) The term “Change in Control” means a change in control of the Corporation occurring after the date hereof of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the date hereof:

(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 15% or more of the outstanding shares entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to the time such person becomes such a beneficial owner; or

(ii)there occurs a proxy contest, or the Corporation is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or

(iii)during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason other than death or disability to constitute a majority of the Board of Directors then in office.

(b) The term “Corporate Status” means the status of or service by Indemnitee in the capacity of a director, officer, employee or agent of the Corporation or, at the request of the Corporation, as a director, officer, trustee, administrator, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise The term “Corporate Status” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act in such capacity.  For purposes of this Agreement, Indemnitee’s service shall be deemed to be “at the request of the Corporation” if such service is (i) with respect to any subsidiary of the Corporation, or (ii) as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; provided, however, that this list is intended to be illustrative not exhaustive and nothing contained herein shall serve to limit the circumstances under which Indemnitee may be deemed to be serving “at the request of the Corporation” for purposes of this Agreement.

(c) The term “Corporation” shall, in addition to AGILYSYS, INC., be defined for purposes hereunder to include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(d) The term “Disinterested Directors” means those directors who are not and were not parties to, or threatened to be made a party to, the Proceeding that is the subject of the deliberations in question.

(e) The term “Expenses” means all direct and indirect costs (including without limitation attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) actually and reasonably incurred by or on behalf of Indemnitee in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or (ii) establishing, interpreting, defending or enforcing a right to indemnification under this Agreement, the Company’s By-laws, Section 145 of the General Corporation Law of the State of Delaware or otherwise.  “Expenses” also shall include (1) amounts incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent; (2) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (on a grossed up basis); and (3) any interest, assessments or other charges in respect of the foregoing. For purposes of this Agreement, the parties agree that the term “Expenses” in any instance shall be broadly construed, and that the above list is intended to be illustrative and not exhaustive and nothing contained therein shall serve to limit the possible scope of costs considered to be “Expenses” hereunder, provided, however, for the avoidance of doubt, “Expenses” shall not include any Liabilities.

(f) The term “Independent Legal Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Corporation, the Indemnitee or one of the other directors of the Corporation in any matter material to any such party, or (ii) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder.  Independent Legal Counsel shall be selected by the Corporation, with the approval of Indemnitee, which approval will not be unreasonably withheld; provided, however, that Independent Legal Counsel shall be selected by Indemnitee, with the approval of the Board of Directors, which approval will not be unreasonably withheld (i) from and after the occurrence of a Change in Control, and (ii) in connection with an action, suit or proceeding by or in the right of the Corporation authorized or not disapproved by the Board of Directors alleging claims against Indemnitee that, if sustained, reasonably might give rise to a judgment for money damages of more than $1,000,000 and/or injunctive relief (“Company Authorized Proceeding”).  The fees and costs of Independent Legal Counsel shall be paid by the Corporation.

(g) The term “Liabilities” means any direct or indirect payments, losses or liabilities of any type or nature whatsoever, including, without limitation, any judgments, fines (including any excise taxes assessed with respect to any employee benefit plan), penalties, third party attorneys’ fees, amounts paid in settlement, arbitration or mediation, or amounts forfeited or reimbursed (including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing), arising out of or in connection with any Proceeding; provided, however, that “Liabilities” shall not include any Expenses.

(h) The term “Proceeding” means any threatened, pending or completed action, suit, claim, counterclaim, cross claim, hearing, arbitration or other alternate dispute resolution mechanism, proceeding, or investigation (in each case, whether formal or informal, and whether civil, criminal, regulatory, administrative, arbitrative or investigatory) commenced by or on behalf of a third party, a government agency, the Corporation, its Board of Directors, or a committee thereof, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the Corporate Status of Indemnitee, or by reason of by reason of any action alleged to have been taken or omitted while serving in any Corporate Status, and, for purposes of clarity, shall include any demand or claim for contribution brought against Indemnitee by reason of Indemnitee’s Corporate Status by any director, officer, employee or agent of the Company, other than Indemnitee, based upon or alleging the joint liability of Indemnitee.  For purposes of this Agreement, “Proceeding” shall also include any inquiry, hearing, written demand, or other circumstances that Indemnitee believes in good faith may lead to the institution or initiation of any of the aforementioned.  For purposes of this Agreement, the term “Proceeding” in any instance shall be broadly construed to include all preparatory and procedural aspects thereof, including, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony or the collection, preservation or production of documents with respect to such Proceeding.

Section 8. Limitation on Indemnification.  Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to an action, suit or proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 8(b) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to in writing by the Board of Directors of the Corporation;

(b) Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such action, suit or proceeding, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish their right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(b) is intended to limit the Corporation’s obligation with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 4 hereof, or to indemnify Indemnitee for expenses incurred by Indemnitee in the course of cooperating with the Corporation in the process for determining Indemnitee’s rights to indemnification, as provided in Section 5 hereof;

(c) Section 16 Violations. To indemnify Indemnitee on account of any Proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute (the “Exchange Act”);

(d) Sarbanes-Oxley; Clawbacks.  To indemnify Indemnitee for any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act or applicable law (including without limitation (i) any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act or (iii) any such recoupments or reimbursements that arise pursuant to any compensation recoupment or clawback policy adopted by the Board or any committee of the Board, including, but not limited to, any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act;);

(e) ERISA.  To indemnify Indemnitee for amounts for which the Indemnitee may not be indemnified pursuant to Section 410(a) of ERISA;

(f) Non-compete and Non-disclosure.  To indemnify Indemnitee in connection with Proceedings involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Corporation, or any subsidiary of the Corporation or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any.

Section 9.  Certain Settlement Provisions.  Notwithstanding any other provision of this Agreement, the Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any Proceeding undertaken without the Corporation’s prior written consent, which shall not be unreasonably withheld.  The Corporation shall not settle any action, suit or proceeding in any manner that would impose any Expense, judgment, Liability, obligation or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld.

Section 10. Savings Clause. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 11. Contribution.

(a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law and in lieu of indemnifying Indemnitee with respect thereto, contribute to the payment of Indemnitee’s Expenses and Liabilities incurred with respect to any Proceeding, in an amount that is just and equitable in the circumstances, in order to reflect (a) the relative benefits received by the Corporation and Indemnitee, respectively, as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (b) the relative fault of the Corporation (and its directors, officers, employees and agents other than Indemnitee) and Indemnitee, respectively, in connection with such event(s) and/or transaction(s), and taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action, suit or proceeding, Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, or (ii) any limitation on indemnification set forth in Section 6(d), 8 or 9 hereof.

Section 12. Form and Delivery of Communications.  Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Corporation:

Agilysys, Inc.

1000 Windward Concourse, Suite 250

Alpharetta, Georgia  30005

Facsimile:

E-mail:

Attention:

If to Indemnitee, at the address set forth on the signature page hereto.

Section 13. Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Corporation shall indemnify Indemnitee to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

Section 14. Nonexclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Corporation’s Certificate of Incorporation or By-laws, in any court in which a proceeding is brought, the vote of the Corporation’s stockholders or disinterested directors, other agreements or otherwise, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.  No amendment or alteration of the Corporation’s Certificate of Incorporation or By-laws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 15. Enforcement.  The Corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

Section 16. Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

Section 17. Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 18. Term.  The rights provided by, or granted pursuant to, this Agreement shall continue as to Indemnitee after he or she has terminated his or her Corporate Status and shall continue until the latest of (i) the expiration of any relevant statutes of limitation or repose applicable to any matters for which Indemnitee may seek indemnification hereunder, and (ii) the final disposition, not subject to further appeal, of any Proceeding, and (iii) the final disposition, not subject to further appeal, of any action by Indemnitee to enforce his or her rights hereunder pursuant to Section 5(b) of this Agreement or otherwise.

Section 19.  Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 20. Successor and Assigns.  All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

Section 21. Service of Process and Venue.  For purposes of any claims or proceedings to enforce this agreement, the Corporation consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the state of Delaware, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

Section 22. Supersedes Prior Agreement.  This Agreement supersedes any prior understandings or agreements between Indemnitee and the Corporation or its predecessors with respect to the subject matter hereof.

Section 23. Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.  If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Corporation of its officers and directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 24. Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

Section 25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 26.  Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

AGILYSYS, INC.
By:
Name:
Title:

INDEMNITEE

Name: Address: Facsimile: E-mail: With a copy to: Address: Facsimile: E-mail: Attention:

[Signature Page to Indemnification Agreement]